S4
S57
S58
L49
L78
L48
L7*
L7*
L50*
L50*
L25*
L25*
L11*
L11*
L47
Prospectus
ID
City State
(1) Type of
Modification
Most Recent
Master
Servicer
Return Date
Effective
Date of
Modification
Balance
When
Sent to
Special
Servicer
Balance at the
Effective Date of
Modification
Old
Rate
# Mths
for Rate
Change
New
Rate Old P&I
New
P&I
Old
Maturity
New
Maturity
Total #
Mths for
Change
of Mod
(1)
Realized
Loss to
Trust $
Total For All Loans:

* The information in these columns is from a particular point in time and should not change on this report once assigned.
Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
GCCFC 2005 GG5
LOAN MODIFICATION REPORT
As of: 12/6/2005

S4
S57
Prospectus
ID
City

Total For All Loans:
* The information in these columns is from a particular point in time and should not change on this report once assigned.
Future modifications done on the same loan are additions to the report.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
(2) Est. Future
Interest Loss to
Trust $ (Rate
Reduction)
COMMENT